Exhibit 99.1

NEWS RELEASE	CONTACT: Jason Korstange (952) 745-2755 www.tcfbank.com

FOR IMMEDIATE RELEASE

200 Lake Street East, Wayzata, MN 55391-1693

Winthrop Resources Corporation Acquires Fidelity National Capital, Inc.

MINNETONKA, MN, September 25, 2009 — Winthrop Resources Corporation, a wholly-owned subsidiary of TCF Financial Corporation (“TCF”) (NYSE:TCB) today announced that it has acquired for cash Fidelity National Capital, Inc., a wholly-owned subsidiary of Fidelity National Financial (NYSE:FNF).  Fidelity National Capital, Inc. manages a portfolio comprised of approximately $250 million in leases.

“We are very excited about this acquisition,” said Craig Dahl, Chairman of Winthrop Resources Corporation and Executive Vice President of TCF Financial Corporation.  “Winthrop is a national leader in providing technology leasing solutions and this acquisition will accelerate its growth and enhance its ability to deliver shareholder value.”

TCF is a Wayzata, Minnesota-based national financial holding company with $17.5 billion in total assets.  TCF has 444 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services.  TCF also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in the U.S. and Canada.  For more information about TCF, please visit www.tcfbank.com.

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